UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 26, 2009 (August 20, 2009)

SPECTRUM BRANDS, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	001-13615	22-2423556
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Six Concourse Parkway, Suite 3300 Atlanta, Georgia	30328
(Address of Principal Executive Offices)	(Zip Code)

(770) 829-6200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.         Other Events.

As previously reported, on February 3, 2009, Spectrum Brands, Inc. (the "Company") and its United States subsidiaries (together with the Company, collectively, the "Debtors") filed voluntary petitions in the United States Bankruptcy Court for the Western District of Texas (the "Bankruptcy Court") seeking reorganization relief under the provisions of Chapter 11 of Title 11 of the United States Bankruptcy Code.  The Chapter 11 cases are being jointly administered by the court as Case No. 09-50455 (the "Bankruptcy Cases").

On July 15, 2009, the Bankruptcy Court entered a written order confirming the Company’s joint plan of reorganization.  On July 15, 2009, the official committee of equity security holders (the “Equity Committee”) appointed in the Bankruptcy Cases appealed the confirmation order.  On July 23, 2009, the United States District Court for the Western District of Texas entered an order declining to stay the approval of the plan of reorganization pending the Equity Committee’s appeal (the “District Court Stay Denial”).  The Equity Committee appealed the District Court Stay Denial and on July 27, 2009, the Fifth Circuit Court of Appeals imposed a temporary stay of proceedings until further order of the Fifth Circuit Court of Appeals.  By order dated August 19, 2009, and released to the Company on August 20, 2009, the Fifth Circuit Court of Appeals lifted this stay.  With no stay of the plan approval now in place, the Company continues to expect to exit from Chapter 11 protection on or about the end of August 2009.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, which are based on the Company's current expectations and involve risks and uncertainties.  The Company cautions the reader that actual results could differ materially from the expectations described in the forward-looking statements.  These risks and uncertainties include, without limitation, (1) the ability of the Debtors to successfully implement all post-emergence aspects of the confirmed plan, (2) risks that the bankruptcy cases disrupt current plans and operations; (3) risks that Spectrum Brands’ businesses could suffer from the loss of key customers, suppliers or personnel during the pendency of the bankruptcy cases, (4) risks that Spectrum Brands will be able to maintain sufficient liquidity for the pendency of the bankruptcy cases, (5) risks that the Company will be able to successfully close the proposed exit financing, (6) risks that changes and developments in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (7) changes in consumer demand for the various types of products Spectrum Brands offers, (8) unfavorable developments in the global credit markets, (9) the impact of overall economic conditions on consumer spending, (10) fluctuations in commodities prices, the costs or availability of raw materials or terms and conditions available from suppliers, (11) changes in the general economic conditions in countries and regions where Spectrum Brands does business, such as stock market prices, interest rates, currency exchange rates, inflation and consumer spending, (12) Spectrum Brands’ ability to successfully implement manufacturing, distribution and other cost efficiencies and to continue to benefit from its cost-cutting initiatives, (13) unfavorable weather conditions and various other risks and uncertainties, including those discussed herein and those set forth in the Company’s securities filings, including the most recently filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q.  The Company also cautions the reader that its estimates of trends, market share, retail consumption of its products and reasons for changes in such consumption are based solely on limited data available to the Company and management’s reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market.

The Company also cautions the reader that undue reliance should not be placed on any of the forward-looking statements, which speak only as of the date of this Current Report on Form 8-K.  The Company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2009	SPECTRUM BRANDS, INC.

	By:	/s/ Anthony L. Genito
	Name:	Anthony L. Genito
	Title:	Executive Vice President,
Chief Financial Officer and
Chief Accounting Officer